UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2011

 VERECLOUD, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-52882	26-0578268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6569 South Greenwood Plaza Boulevard
Number 400 Englewood, Colorado	80111
(Address of Principal Executive Offices)	( Zip Code )

(877) 711-6492
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amended Loan Agreement and Related Transactions

On March 31, 2011 (the "Effective Date"), Verecloud, Inc. (the "Company") entered into a first amendment to loan agreement  (the "Amendment") to the loan agreement (the "Loan Agreement") with TMG Holdings Colorado, LLC, a Texas limited liability company ("TMG Colorado") dated June 10, 2010.  Pursuant to the Amendment, TMG Colorado agreed to provide the Company with a revolving line of credit in the principal amount of up to $2,564,000 (the "Amended Loan"), an increase of $1,000,000 over the original Loan Agreement.  On April 1, 2011, the Company borrowed $250,000 pursuant to a revolving credit note (the "Amended Note") issued by the Company pursuant to the Amendment and, as of that date, had $1,814,000 outstanding under the the Loan Agreement.  Interest accrues on the outstanding principal amount of the Amended Note at the rate of 10% per annum. In accordance with the Amendment, the first of such interest payments shall be due and payable upon the earlier of: (i) thirty days following the date that the Company secures and closes upon long term financing in a principal amount not less than $3,000,000; or (ii) September 30, 2011. Interest payments after the first interest payment shall be due and payable thereafter on the last day of every calendar quarter (December 31, March 31, June 30 and September 30) during the term of the Loan Agreement. The Amended Loan matures on June 30, 2012 and may be prepaid at anytime without premium or penalty.  Aside from the changes described above, the remaining provisions of the Loan Agreement remain in full force and effect.

On the Effective Date, the Company also entered into a warrant purchase agreement (the "Purchase Agreement") with The Mesa Group, Inc., a Texas corporation ("TMG"), an affiliate of TMG Colorado.  Pursuant to the Purchase Agreement, the Company issued TMG a Common Stock Purchase Warrant (the "Warrant"), pursuant to which TMG may purchase up to 10,000,000 shares of the Company's Common Stock for $.01 per share.  The Warrant is exercisable for three years and may be exercised on a cashless basis.  The Purchase Agreement also provided for customary representations and warranties regarding the accredited investor status of TMG.

On the Effective Date, the Company entered into a first amendment to independent contractor consulting agreement (the "Amended Consulting Agreement") to the independent contractor consulting agreement (the "Consulting Agreement") with TMG.  Pursuant to the Amended Consulting Agreement, TMG agreed to amend the payment terms of the Consulting Agreement entered into on June 10, 2010. Under the Amended Consulting Agreement, the first payment of $62,000 is now due and payable upon the earlier of: (i) thirty days following the date that the Company secures and closes upon long term financing in a principal amount not less than $3,000,000; or (ii) September 30, 2011.  The Company will then make 11 quarterly payment of $62,000 on the last day of every calendar quarter (December 31, March 31, June 30 and September 30) through the term of the Amended Consulting Agreement which ends on June 30, 2014. The total aggregate payments under the Amended Consulting Agreement remain at $744,000.

The foregoing summary of the Amendment, the Amended Note, the Purchase Agreement, the Warrant and the Amended Consulting Agreement are qualified in their entirety by reference to Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, which are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the Amendment and the Amended Note set forth under the heading "Amended Loan Agreement and Related Transactions" in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure regarding the Purchase Agreement set forth under the heading "Amended Loan Agreement and Related Transactions" is incorporated herein by reference.  The issuance of the Warrant was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder ("Regulation D"), based upon the Company's compliance with such rules and regulations.  The Company received representations and warranties from TMG that the Warrant was acquired with investment intent for TMG's own account and TMG is an accredited investor (as such term is defined in Rule 501 of Regulation D). The Warrant contains certain restrictions on transfer in accordance with the rules and regulations of the Securities Act and Regulation D.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

Exhibit #	Description	Reference

10.1	First Amendment to Loan Agreement by and between Verecloud, Inc. and TMG Holdings Colorado, LLC, dated March 31, 2011	Attached herewith.

10.2	Revolving Credit Note dated March 31, 2011 by Verecloud, Inc.	Attached herewith.

10.3	Warrant Purchase Agreement by and between Verecloud Inc. and The Mesa Group, Inc., dated March 31, 2011.	Attached herewith.

10.4	Common Stock Purchase Warrant by Verecloud, Inc., dated March 31, 2011	Attached herewith.

10.5	First Amendment to Independent Contractor Consulting Agreement by and between Verecloud, Inc. and The Mesa Group, Inc., dated March 31, 2011	Attached herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERECLOUD, INC.

Date: April 6, 2011	By:	/s/ John McCawley
John McCawley
Chief Executive Officer